UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

FORM 1-K

ANNUAL REPORT

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended: February 28, 2021

HAIBO SYM, INC.

(Exact name of issuer as specified in its charter)

Wyoming	84-3428531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

41 Meadowview Lane, Berkeley Heights, New Jersey 07922-1327

(Full mailing address of principal executive offices)

917-838-8617

(Issuer’s telephone number, including area code)

Class A Common Stock

(Title of each class of securities issued pursuant to Regulation A)

PART II

Item 1. Business

Haibo SYM, Inc., (“Haibo” or the “Company”) is a corporation formed under the laws of the State of Wyoming on June 19, 2019 to implement a business plan to provide coupons and discounts on hotels, restaurants and other products to Americans who travel to China for business or as tourists as well as to make payments easier for these individuals. Carrying out the plan will require obtaining funds as well as relying upon the business contacts in China of several founders and shareholders.

Impact of COVID-19 Pandemic

The COVID-19 Pandemic, which has impacted both the United States and China as well as travel between these two countries, has significantly delayed or hindered the progress in developing the APP and arranging for discounts with businesses in China. Specifically:

•The significant reduction in travel between the United States and China has resulted in Haibo recognizing that it must modify or adjust its business plan rather than wait for the level of travel to increase to pre-Pandemic levels.

•Haibo’s Chairman, Angela Song, was in China during the Pandemic and ceased having any contact or communications with Haibo. Her term as Chairman expired on December 31, 2020, and she did not seek re-election. John Yen became Chairman and agreed to oversee the development of a modified business plan and the development of an APP for use with the revised business plan when it is completed.

•The company in China that was engaged to develop the APP was severely impacted by the Pandemic and significantly reduced its operations. It provided John Yen with the work performed, and he has agreed to personally supervise the development of the APP going forward.

We cannot provide specific estimates as to when our specific business plan will be completed at this time.

Planned Operations

Haibo entered into an agreement with Shanghai Hi-Tech Development Co., Ltd. (the “Developer”) to create a mobile application compatible with iOS and Android called “Save Your Money” (“SYM”). The Mobile Application was to be designed to provide English speaking tourists and business people traveling to China with travel aids, discount coupons, and mobile payment options similar to those presently integrated into the Developer’s Your Money App.  In addition, SYM was to focus on features most needed by traveling consumers, such as transportation, hotel accommodations, and restaurants as well as making payments in China without using standard credit cards or cash.

The Developer agreed to assist Haibo in obtaining coupons and discounts for customers from the parties that provide them to Your Money App in China. Haibo will also solicit American hotel and restaurant chains that operate locations in China.

The Developer also was to assist Haibo in obtaining agreements with Alipay and WeChat Pay to allow users of the APP to pay through one or both of those services while in China.

As indicated above the Developer was severely impacted by the Pandemic and significantly reduced its operations. It provided John Yen with the work performed, and he has agreed to personally supervise the development of the APP going forward.

If the APP gets completed and the COVID-19 Pandemic recedes, we and certain of our shareholders will solicit merchants to place advertising on our APP as well as providing coupons. We cannot provide assurances that we will succeed in these efforts. If we succeed in these efforts, we will be able to collect small fees when users of the APP make payments.

We do not have any firm agreements covering the initial software development costs. We will also have to obtain hosting on servers for our APP.

The APP, if completed, will be available for download on smartphones and tablets. Haibo will negotiate with Apple and the Google Play Store to have the APP available at their websites. Both locations will review the APP’s source code, among other things, before accepting it for inclusion on their sites. We cannot provide assurances that the APP will be accepted by either or both of those locations. If the APP is accepted, there will be a charge of $1 for downloading.

We are currently working on a website (www.haibosym.com). The logo on the website and APP will be:

If the COVID-19 Pandemic continues to reduce travel significantly between the United States and China, we will consider modifying our business plan and APP for use in countries less affected by the Covid-19 Pandemic.

Competition

All companies that offer to get discounts for customers and travelers are potential competitors. Most of these potential competitors have more resources and name recognition than do we. We believe that our services will enable our users to make payments in China easier and with less uncertainty than other options. However, we cannot provide any assurances that our plan will succeed.

Employees

We currently have no full-time employees. Benny Zhu devotes 50 to 60% of his time to us. John Yen will start devoting 25% of his time to Haibo in 2021 to assist in completing the APP and, if necessary, modifying the business plan. We will start to employ additional staff and management when and if the APP is completed and we have access to some financial resources.

Facilities

The Company is currently using office space provided by its president who incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement. The address of the space is 41 Meadowview Lane, Berkeley Heights, New Jersey 07922-1327.  The current plan is to rent office space in New Jersey when the COVID-19 Pandemic ends and travel becomes less restrictive.

Litigation

Haibo is not party to any pending, or to our knowledge, threatened litigation of any type.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with our condensed consolidated financial statements and the related notes included in Item 7 (Financial Statements) of this report. Historical results are not necessarily indicative of future results.

Note Regarding Forward-Looking Statements

Certain matters discussed herein are forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this report. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this offering circular and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The following discussion and analysis provides information which management believes to be relevant to an assessment and understanding of the Company's results of operations and financial condition. This discussion should be read together with the Company's financial statements and the notes to financial statements, which are included in this offering circular.

This management's discussion and analysis or plan of operation should be read in conjunction with the financial statements and notes thereto of the Company included elsewhere in this offering circular. Because of its nature of a development stage company, the reported results will not necessarily reflect the future.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we remain an emerging growth company, we will not be required to:

•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of

i.the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

ii.the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

iii.the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operations

The founders of Haibo have developed a business plan to provide coupons and discounts on hotels, restaurants and other products to Americans who travel to China for business or as tourists as well as to make payments easier for these individuals. The business plan calls for the development and use of an APP for this purpose. Carrying out the plan will require obtaining funds as well as relying upon the business contacts in China of several founders and shareholders.

The development of our business plan has been adversely impacted by the COVID-19 Pandemic and related impact on business closings and travel limitations. We cannot predict when the impact of the COVID 19 Pandemic will reduce to the point that our business plan can be instituted as initially conceived.

In general, there are three key milestones that were planned:

Complete the APP The development of our APP has been delayed. As previously indicated the company in China that was engaged to develop the APP was severely impacted by the Pandemic and significantly reduced its operations. It provided John Yen, our current Chairman, with the work performed, and he has agreed to personally supervise the development of the APP going forward. We cannot predict what the timing will be to complete this work.

When and if the APP is completed it will be submitted to the various online stores that sell/distribute APPs. It is likely that the various review times by these stores is likely to take a few weeks.

Obtain discount agreements in China to be used by people who download the APP. Contacts/associates of our shareholders will start this process while the APP is being reviewed by the online stores. Some agreements are likely to be obtained quickly but the overall process is likely to require a long period of time while there are limitations on travel in China.

Market the APP. When and if the APP becomes available in online stores and there are available coupons/discounts at hotels and restaurants, the goal is to commence a marketing program on social media to make the existence of the APP known. The COVID-19 Pandemic has caused us to modify our marketing plans. Initially we will now implement an inexpensive social media campaign. If and when the COVID-19 Pandemic ends and travel to China starts to return to past levels, we plan to increase the level of advertising on social media and engaging individuals to visit companies that do business in China to make their employees/representatives aware of the APP. There is no way of accurately predicting a timeframe for this process because of the COVID-19 Pandemic and related impact on trade and travel between the United States and China.

Liquidity

Haibo has no committed sources of funds and is totally dependent on funds obtained from shareholders or by Benny Zhu from business associates of his. Haibo will be able to continue operations for the next year with virtually no funds, if necessary, because shareholders will assist in work efforts. However, no assurances can be given as to how much longer operations can continue thereafter if funds are not raised.

If Haibo is unsuccessful in its efforts to raise funds and revenue, it will have to renegotiate the payment terms due for the development of its APP. No assurances can be given as to the likely success of those efforts if they become necessary or the terms that get arranged if the efforts succeed.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. If and when we become a fully reporting company, we will elect to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included in the offering circular, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not expect a lot of seasonality affecting our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a) (4) (ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

Item 3. Directors and Officers

Our management consists of:

Name	Age	Title
John Yen	59	Chairman
Benny Zhu	51	President and director

John Yen

John Yen joined our Board of Directors on September 16, 2020 and became Chairman on January 1, 2021.  John has been an officer and director of several Hong Kong listed companies. He was the executive director of China Financial Leasing Group (2312 HK) from 2013 to 2016; Director and President of Asset Management, Sheng Yuan Financial Group (0851 HK) from 2017 to 2020; and is currently CEO of his own firm, Fusion Wealth Management Limited. John received an MBA from the State University of New York (Buffalo) in 1988, and an MS from New York University in 1991.

Benny Zhu

Benny Zhu became president when Haibo was founded. Since February 2018 he has been president of IMC International Inc., a private business advisory firm located in New Jersey. From December 2010 until December 2018 he was a managing partner of Joint Fortune Capital Management located in Hong Kong and Shenzhen. He holds a degree in international finance from Fudan University in Shanghai, China and an MBA from Richard Ivey School of Business in Ontario, Canada.

Possible Potential Conflicts

The OTCQB on which we may have our shares of common stock quoted does not currently have any director independence requirements.  A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB commencing upon the effectiveness of our registration statement of which this offering circular is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA

No member of management is contractually by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Code of Business Conduct and Ethics

We adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•honest and ethical conduct,

•full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•compliance with applicable laws, rules and regulations,

•the prompt reporting violation of the code, and

•accountability for adherence to the code.

Board of Directors

We currently have two directors, neither of whom are considered independent.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our directors’ terms of office expire on December 31, 2021. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, a person serving as a director receives no compensation for serving in the role as a director.

If at any point we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of Haibo:

1.had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2.was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3.was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

i.acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.engaging in any type of business practice; or

iii.engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i), above, or to be associated with persons engaged in any such activity; or

5.was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

We currently have no independent directors. Concurrent with having sufficient independent members and resources, if ever, the Haibo board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the size of memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by Haibo for any expenses incurred in attending board meetings provided that Haibo has the resources to pay these fees. Haibo will consider applying for liability insurance for officers and directors at such time as it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from June 19, 2019 (inception) to February 29, 2020 compensation awarded to or paid to, or earned by, our officers.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Benny Zhu	2021	-	-	-	-	-	-	-	-

	2020	-	-	-	-	-	-	-	-

No officer or director has a written employment or compensation agreement.

The Board of Directors will make all decisions determining the amount and timing of officer compensation and, for the immediate future, will receive the level of cash compensation each month that permits us to meet our obligations. Compensation amounts will be formalized when and if annual sales reach $10,000,000.

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Options Exercised and Stock Vested Table

None of our named executive officers has ever been granted or exercised any stock options

Outstanding Equity Awards at Fiscal Year-End Table

No equity award arrangements have ever been awarded or granted by the Company.

Item 4. Security Ownership of Management and Certain Securityholders

As of February 28, 2021, we had 34,086,000 shares of common stock outstanding which are held by 11 shareholders. The chart below set forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of February 28, 2021; of all directors and executive officers of the Company and of our directors and officers as a group (of which there are currently only two persons).

Title of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent
Common	Angela Song	13,500,000	39.6
	Benny Zhu	100,000	0.3
	John Yen	19,600,000*	57.5

Common	All Directors and Officers as a group (2 persons)	19,700,000	57.8

*Includes shares held by Yuan Asset Ltd., which is controlled by Mr. Yen, and by Mr. Yen’s wife.

(a)The address for purposes of this table is the Company’s mailing address which is 41 Meadowview Lane, Berkeley Heights, New Jersey 07922-1327.

(b)Unless otherwise indicated, Haibo believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by if options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

Item 5. Interest of Management and Others in Certain Transactions

The promoters of Haibo are Benny Zhu, our CEO and President, and John Yen, our Chairman.

Haibo issued 16,035,000 common shares at founding to 11 individuals including 13,500,000 to Angela Song, our initial Chairman who did not run for reelection at December 31, 2020 and 2,535,000 to ten individuals for services.

In February 2021 John Yen, Haibo’s new Chairman, received 18,000,000 shares of common stock which were valued at $1.50 per share (for a total of $27,000,000) equal to the value per share of the 51,000 shares of common stock sold to investors in August 2020.

Director Independence; Committees of the Board of Directors

Our Board of Directors is comprised of two individuals. We do not have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the NASDAQ Marketplace Rules, even though that definition does not currently apply to us, because we are not listed on the NASDAQ. We anticipate that if we expand our Board of Directors in the future, that we will seek to include members who are independent. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole. Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an "audit committee financial expert" within the meaning of Item 407(d) (5) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

a)understands generally accepted accounting principles and financial statements,

b)is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

c)has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

d)understands internal controls over financial reporting, and

e)understands audit committee functions.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances.

Item 6. Other Information

NONE

Item 7. Financial Statements

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Haibo SYM, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Haibo SYM, Inc. (the "Company") as of February 28, 2021 and February 29, 2020, the related statement of operations, stockholders' equity (deficit), and cash flows for the period June 19, 2019 (Inception) through February 29, 2020 and through February 28, 2021, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2021 and February 29, 2020, and the results of its operations and its cash flows for the period June 19, 2019 (Inception) through February 29, 2020 and through February 28, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2020

Lakewood, CO

April 27, 2021

HAIBO SYM, INC.

Balance Sheets

February 28, 2021 and February 29, 2020

	February 28,		February 29,
	2021		2020
ASSETS
Cash	$62,438	$
Software Development in Progress	1,500		1,500
	$63,938	$

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Loan payable to officer	$8.999		$-
Accrued liabilities	-		7,500
	8,999		7,500
STOCKHOLDERS’ EQUITY (DEFICIT):

Preferred stock at $0.0001 par value; 1,000,000 shares authorized,
no shares issued or outstanding	-		-
Common stock at $0.0001 par value; 999,000,000 shares authorized;
34,086,000 and 16,035,000 shares issued and outstanding, respectively	3,409		1,604
Additional paid-in capital	27,074,745		-
Accumulated deficit	(27,023,215)		(7,604)
Total Stockholders’ (Deficit)	54,939		(6,000)

TOTAL	$63,938		$1,500

See accompanying notes to the financial statements.

HAIBO SYM, INC.

Statements of Operations

For the Fiscal Year Ended February 28, 2021 and the Period from June 19, 2019 (inception) to February 29, 2020

		Period from
		June 19,
	Fiscal Year	2019
	Ended	(inception) to
	February 28,	February 29,
	2021	2020
General and administrative	$27,015,611	$7,604

Net Loss	$(27,015,611)	$(7,604)

Net loss per common share - basic and diluted	$(1.59)	$0.00

Weighted average number of common shares outstanding basic and diluted.	17,535,000	16,035,000

See accompanying notes to the financial statements.

HAIBO SYM, INC.

Statement of Stockholders’ Equity (Deficit)

For the Fiscal Year Ended February 28, 2021 and the Period from June 19, 2019 (inception) to February 29, 2020

					Additional
	Preferred		Common		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Shares issued at June 19, 2019	-	$-	16,035,000	$1,604	$-	$-	$1,604
Net loss	-	-	-	-	-	(7,604)	(7,604)
Balance, February 29, 2020	-	-	16,035,000	1,604	-	(7,604)	(6,000)
Shares issued for services	-	-	18,000,000	1,800	26,998,200	-	27,000,000
Shares sold	-	-	51,000	5	76,545	-	76,550
Net loss	-	-	-	-	-	(27,015,611)	(27,015,611)
Balance, February 26, 2021	-	$-	34,086,000	$3,409	$27,074,745	$(27,023,215)	$54,939

See accompanying notes to the financial statements.

HAIBO SYM, INC.

Statements of Cash Flows

For the Fiscal Year Ended February 28, 2021 and the Period from June 19, 2019 (inception) to February 29, 2020

	Fiscal Year Ended February 28, 2021	Period from June 19, 2019 (inception) to February 29, 2020
OPERATING ACTIVITIES:
Net Loss	$(27,015,611)	$(7,604)
Adjustment to reconcile net loss to net cash used in operating activities:
Shares issued for services	27,000,000	1,604
Net change in:
Accrued liabilities	(7,500)	6,000
Net Cash Used by Operating Activities	(23,111)	-

FINANCING ACTIVITIES:
Increase in loans	8,999	-
Sale of shares	76,550	-
	85,549	-

INVESTING ACTIVITIES:	-	-

INCREASE (DECREASE) IN CASH	62,438	-

CASH AT BEGINNING OF PERIOD	-	-
CASH AT END OF PERIOD	$62,438	$-

See accompanying notes to the financial statements

HAIBO SYM, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Haibo SYM, Inc. (“Haibo” or the “Company”) is a corporation formed under the laws of the State of Wyoming on June 19, 2019 to implement a plan to develop an APP which will provide coupons and discounts on hotels, restaurants and other products to Americans who travel to China for business or as tourists as well as to make payments easier for these individuals.

Impact of COVID-19 Pandemic

The COVID-19 Pandemic, which has impacted both the United States and China as well as travel between these two countries, has significantly delayed or hindered the progress in developing the APP and arranging for discounts with businesses in China. Specifically:

•The significant reduction in travel between the United States and China has resulted in Haibo recognizing that it must modify or adjust its business plan rather than wait for the level of travel to increase to pre-Pandemic levels.

•Haibo’s Chairman, Angela Song, was in China during the Pandemic and ceased having any contact or communications with Haibo. Her term as Chairman expired on December 31, 2020, and she did not seek re-election. John Yen became Chairman and agreed to oversee the development of a modified business plan and the development of an APP for use with the revised business plan when it is completed.

•The company in China that was engaged to develop the APP was severely impacted by the Pandemic and significantly reduced its operations. It provided John Yen with the work performed, and he has agreed to personally supervise the development of the APP going forward.

Haibo cannot provide specific estimates as to when its specific business plan will be completed at this time.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Year-end

The Company has elected a fiscal year ending at the end of February.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents

The Company will consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Income Taxes

The Company will recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company had no material adjustments to its liabilities for unrecognized income tax benefits.

HAIBO SYM, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at February 29, 2020.

Net Loss Per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of February 28, 2021.

Subsequent Events

The Company has evaluated all transactions from February 28, 2021 through the financial issuance date for subsequent event disclosure consideration and noted no significant subsequent event that needs to be disclosed.

Recently Issued Accounting Standards

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had no revenue as February 28, 2021 and had no committed source of debt or equity financing. Also, as indicated in Note 1, its business plan has been severely impacted by the COVID-19 Pandemic.

While the Company is attempting to develop a technical application which could, when released, generate revenue, its current financial position may not be significant enough to support the Company’s daily operations. Management believes that the actions presently being taken to further implement its business plan and generate additional financial resources provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to develop revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

HAIBO SYM, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors.  Accordingly, the Company’s board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

As of February 28, 2021, there were no shares of preferred stock issued or outstanding.

Common Stock

The holders of the Company’s common stock:

•Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

At inception, Angela Song received 13,500,000 shares of common stock. Ten other people who assisted in developing the business plan received an aggregate of 2,035,000 shares.

In July and August of 2020, Haibo sold 51,000 shares of common stock to residents of China for an aggregate of $76,550.

In February 2021 John Yen, Haibo’s new Chairman, received 18,000,000 shares of common stock which were valued at $1.50 per share (for a total of $27,000,000) equal to the value per share of the common stock sold to investors in August 2020..

At February 28, 2021, there are 34,086,000 shares of common stock issued and outstanding.

NOTE 5 – ACCRUED EXPENSES

Accrued expenses at February 29, 2020 included $6,000 due for consulting services provided by a minority shareholder.

NOTE 6 - INCOME TAXES

The Company has a net tax loss carryforward of $25,015 at February 28, 2021 that expires in 2040 and 2041. It has established a valuation allowance against the potential benefit related to this carryforward because of the uncertainty surrounding the realization of such benefit.

HAIBO SYM, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 7 – COMMITMENTS

The Company had entered into an agreement with Shanghai Hi-Tech Development Co., Ltd. (the “Developer”) to create a mobile application compatible with iOS and Android. The Developer had also agreed to assist the Company in several other matters. The Developer was to provide hosting on its servers at no cost until the mobile application attains 1,000 Users, and thereafter at a rate to be negotiated.

The initial development of the mobile application was to cost $100,000 with payment deferred for one year from the completion date. After one year the Parties were to negotiate payment terms as well as fees for on-going development programs.

The Developer’s business operations were severely and negatively impacted by the COVID-19 Pandemic. It provided John Yen with the work that it had done on the APP, and Mr. Yen will oversee the further development of the APP and will negotiate hosting services for Haibo.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HAIBO SYM, Inc.

By:	/S/ Benny Zhu
Benny Zhu, President and Chief Financial Officer

Date: April 27, 2021